UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2019
Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 500, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

In order to achieve a more equal balance of membership among our three classes of directors, the Board of Directors (the “Board”) determined that one of its members should be reclassified from Class I or Class II (with a term expiring at our 2020 or 2021 annual meeting of stockholders, respectively) to Class III (with a term expiring at our upcoming 2019 annual meeting of stockholders). Accordingly, on January 11, 2019, Mr. John C. White agreed to resign from his position as a Class II director subject to his immediate reappointment as a Class III director, effective on the date of filing of the proxy statement for the Company’s 2019 annual meeting of stockholders. The Board accepted Mr. White’s resignation and immediately reappointed him as a Class III director, effective on the date of filing of the proxy statement for the Company’s 2019 annual meeting of stockholders. The resignation and reappointment of Mr. White was effected solely to rebalance the Board classes in order to comply with our Restated Certificate of Incorporation and the requirements of the Delaware General Corporation Law, and for all other purposes, including vesting and other compensation matters, Mr. White’s service on the Board is deemed to have continued uninterrupted. On January 11, 2019, Mr. Chris Shackelton resigned as a Class III director, effective on the date of filing of the proxy statement for the Company’s 2019 annual meeting of stockholders, but will remain on the Board as the designee of the holders of Series A Preferred Stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

January 14, 2019	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Executive Vice President of Corporate Development